UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1 )

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WILSON BANK HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Wilson Bank Holding Company
623 West Main Street
Lebanon, Tennessee 37087

Amendment No. 1 to Proxy Statement
Dated March 14, 2016
For the Annual Meeting Of Shareholders
to be held on
April 12, 2016

Explanatory Note
This Amendment No. 1 amends the Proxy Statement of Wilson Bank Holding Company (the “Company”) dated March 14, 2016 (the “Proxy Statement”) for the sole purpose of supplementing the Proxy Statement to include biographical information regarding John B. Freeman, a current director of the Company nominated as a Class III director to be voted on at the Company’s annual meeting of shareholders to be held on April 12, 2016. This biographical information was inadvertently omitted from the Proxy Statement.
Mr. Freeman, age 78, has been a director of the Company, or its wholly owned bank subsidiary, since 1987. He is a retired businessman, having retired after serving as Chairman of Auto Parts and Service Company, Inc., an automobile parts distributor, based in Lebanon, Tennessee from 1965 until 2000.